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                                                           EXHIBIT NO. 99.10(c)

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in each Prospectus and "Independent Registered Public Accounting Firm and Financial Statements" in each Statement of Additional Information for the funds below, in Post-Effective Amendment No. 65 to the Registration Statement (Form N-1A, No 33-1657) of MFS Series Trust X.

We also consent to the incorporation by reference into the Statement of Additional Information of our report, dated September 13, 2007 with respect to the financial statements and financial highlights of MFS Emerging Markets Debt Fund, MFS New Endeavor Fund and MFS Strategic Value Fund (each a Fund of MFS Series Trust X) included in the Annual Report to Shareholders for the fiscal year ended July 31, 2007.

                                                  ERNST & YOUNG LLP
                                                  -----------------------------
                                                  Ernst & Young LLP

Boston, Massachusetts
November 23, 2007